EXHIBIT 10.10

Amendment to the Aris Water Solutions, Inc. 2021 Equity Incentive Plan

THIS AMENDMENT (this “Amendment”) to the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (the “Plan”) is hereby made as of May 9, 2024.

1.	Effective Date. This Amendment shall be effective as of the date of approval by the majority of stockholders of Aris Water Solutions, Inc., a Delaware corporation (the “Company,” and such date of approval, the “Amendment Effective Date”) present or represented by proxy at the Company’s 2024 annual stockholder meeting. For the avoidance of doubt, if such stockholder approval does not occur during the Company’s 2024 annual stockholder meeting, this Amendment shall be null and void ab initio and of no force and effect.

2.	Authority to Amend the Plan. Pursuant to Section 20 of the Plan, the Board may amend the Plan, subject to approval of the stockholders of the Company, to increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan.
3.	Amendment to the Plan. Section 5(a) of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following:

“Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to 11,100,000 shares of Common Stock (the “Share Pool”), which includes 5,350,000 shares of Common Stock originally established by the Plan and an incremental 5,750,000 shares of Common Stock added to the Share Pool pursuant to this Amendment.”

4.	Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Amendment Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.

5.	Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Delaware.
6.	Headings. Headings are given to the sections of this Amendment solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan, this Amendment or any provision thereof or hereof.